EXHIBIT 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO PARTICIPATE IN MORGAN STANLEY
CONFERENCE

HOUSTON, TEXAS – May 5, 2005 - Consolidated Graphics, Inc. (NYSE: CGX) today announced that it will participate in Morgan Stanley’s Tenth Annual Media & Communications Conference on Friday, May 6, 2005, in Washington, D.C.  Joe R. Davis, Chairman and Chief Executive Officer, and G. Christopher Colville, Executive Vice President and Chief Financial Officer, will discuss the Company’s positioning as a leader in the general commercial printing industry, as well as its operating philosophy, growth strategy and recent financial performance, in meetings with members of the investment community.

A copy of the presentation and related commentary that will be provided by management at the conference will be concurrently posted on the Company’s Web site at www.consolidatedgraphics.com.

Consolidated Graphics, Inc. is one of the nation’s leading commercial sheetfed, web and digital printing companies.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at http://www.consolidatedgraphics.com.

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